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                                                                   Exhibit 10.19


                           LONE STAR INDUSTRIES, INC.
                            EXECUTIVE INCENTIVE PLAN



1.       Establishment

         Lone Star Industries, Inc. (the "Company") hereby establishes this Incentive Award Plan for its executive officers, which shall be known as the Lone Star Industries, Inc. Executive Award Plan (the "Plan").

2.       Purpose

         The Company's general philosophy for the compensation of its executives is based on the premise that levels and types of compensation should be established to support the Company's business strategy and long-term development and enhance stockholder value. Such compensation must also be competitive with that offered by comparable companies in order to attract, retain and reward executives capable of achieving those objectives. Consistent with this philosophy, this Plan is being implemented to augment base salaries and stock option programs for certain of the Company's executive officers.

3.       Definitions

         The terms, as used herein shall have the following meanings:

         a. "Annual Base Salary" shall mean the total annual base compensation paid by the Company to a Participant on January 1 of a Plan Year without reduction for any amounts withheld pursuant to participation in a qualified "cafeteria plan" under Section 125 of the Code (such as pre-tax salary reduction for contributions to the 401(k) Savings Plan and contributions toward participation in a flexible medical insurance program). Annual Base Salary shall not
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include any Company contribution or matching under the Company's 401(k)
Savings Plan or the Company's Employee Stock Purchase Plan nor shall it include any amount paid or accruing to a Participant under any other premium or overtime payment plan or extraordinary remuneration, expense allowances, imputed income or other similar amounts.

         b. "Board" shall mean the Board of Directors of Lone Star Industries, Inc.

         c. "Change in Control" shall mean and be deemed to have occurred upon the occurrence of any of the following events:

                           (i) Any acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more (or, with respect to any 20% or more holder prior to such acquisition, any acquisition by such 20% holder of 1% or more) of either (1) the then outstanding shares of Common Stock or
                  (2) the Outstanding Company Voting Securities; excluding, however, the following: (A) (1) any acquisition of Common Stock or Outstanding Company Voting Securities by the Company,
                  (2) any acquisition of Common Stock or Outstanding Company Voting Securities by an employee benefit plan (or related trust) sponsored or maintained by the Company and (3) any acquisition of Common Stock or Outstanding Voting Securities by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction") if the conditions described in clauses (1), (2) and (3) of paragraph (iii) of this Section
                  (i) are satisfied or (B) any transaction in which the Chief Executive Officer and the President of the Company (both as of


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                  September 1, 1996 and subject to health related availability)
                  (1) retain their current positions with the surviving company immediately after such transaction and (2) will immediately after such transaction beneficially own an aggregate (for both such executives), directly or indirectly (including, without limitation, ownership by family members, trusts or foundations for or controlled by family members), of more than 5% of either the (a) then outstanding shares or common stock of the surviving company and/or (b) the other voting securities of the surviving company entitled to vote generally in the election of directors (any transaction under the clause (B) hereinafter referred to as a "Management Event").

                           (ii) A change in composition of the Board of
                  Directors of the Company (other than in connection with a Management Event) such that the individuals who, as of September 1, 1996, comprise a class of directors of the Board (the members of each class as of September 1, 1996 shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the class; provided, however, for purposes of this subSection that any individual who becomes a member of an Incumbent Class subsequent to September 1, 1996 whose election, or nomination for election by the Company's stockholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for


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                  corporate control (other than a tender offer by the Company)
                  shall not be so considered as a member of the Incumbent Class; or

                           (iii) The approval by the stockholders of the Company
                  of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, a Management Event or a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

                           (iv) The approval of the stockholders of the Company
                  of (1) a complete liquidation or dissolution of the Company or
                  (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale


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                  or other disposition to a corporation (A) in connection with a
                  Management Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, (2) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent
                  (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                  (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

         d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         e. "Committee" shall mean the Compensation and Stock Option Committee of the Board or, if that committee ceases to exist, the Board. Actions to be taken by the Committee hereunder shall be taken by a majority of the Committee, as the case may be, in writing or by a majority of the attendees of a meeting at which a quorum is present. In the event of a Change in Control, the Committee shall be constituted for all purposes hereunder by the individuals that were members of the Committee immediately prior to the first announcement of the transaction that resulted in the Change of Control.


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         f. "Company" shall mean Lone Star Industries, Inc.

         g. "Incentive Award" shall mean an award payable to a Participant pursuant to the Plan.

         h. "Participant" shall mean each officer of Lone Star Industries, Inc. involved in cement and concrete operations and/or corporate headquarters who are listed on Exhibit A hereto, as such exhibit may be amended from time to time in the manner contemplated in Section 4 of this Plan.

         i. "Performance Factors" shall mean the specific goals, targets and objectives established by the Committee for a Plan Year which in respect of Plan Year 1996 are set forth on Exhibit B. The Committee may, at any time after the end of a Plan Year, establish new Performance Factors for the next Plan Year and update Exhibit B to reflect these Performance Factors. In the event that the Committee does not take such action, the Performance Factors for the preceding Plan Year shall remain in effect.

         j. "Peer Group" shall mean Lafarge Corporation, Medusa Corporation and Southdown Inc.

         k. "Plan Year" shall mean each successive calendar year during which the Plan is in effect, commencing with calendar year 1996.

         4.       Eligibility for Award and Limitations

         Each Participant shall participate in the Plan. The list of Participants may be changed at any time pursuant to action of the Committee. In such event, (i) unless otherwise determined by the Committee in its sole discretion at the time of such deletion, each Participant deleted shall continue to be considered a Participant solely for the purpose of receiving an Incentive Award in respect of the Plan Year, if any, that ended prior to the date of the deletion for which such ex-Participant has not been paid his or her Incentive Award and (ii) the Participants added or deleted


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shall be eligible to participate in an Incentive Award for the then current Plan
Year on a pro-rata (based on the number of days that have elapsed during the then current Plan Year) or other basis to the extent that the Committee, in its sole discretion, shall determine. Notwithstanding the foregoing, (i) no change to the list of Participants shall affect a Participant's (or former Participant's) right to full payment of an Incentive Award in respect of a Change in Control for the Plan Year preceding the consummation of the Change in Control and the Plan Year during which the Change in Control is consummated, all to the extent provided in the immediately succeeding paragraph, and (ii) in the event of a deletion of a Participant because of the Participant's death, disability or normal retirement, any Incentive Award in respect of a Plan Year ending prior to the death, disability or retirement shall be paid in full and an Incentive Award for the Plan Year in effect on the date of death, disability or retirement shall be made on a pro-rata basis (based on the number of days that have elapsed during the then current Plan Year).

         In the event of a Change in Control, any Incentive Award that would be due and payable to Participants under the terms of this Plan (as in effect at the earlier of the time of the announcement of the transaction resulting in the Change in Control or the end of such Plan Year) for the Plan Year ending prior to the consummation of the Change in Control shall be payable in full simultaneously with or prior to the consummation of the Change in Control to each person who was a Participant at the time of the announcement of the transaction that resulted in the Change in Control, irrespective of whether or not he or she is employed at the time of the consummation of the Change in Control. In addition, in the event of a Change in Control, each person who was a Participant at the time of the first announcement of the transaction that resulted in the Change in Control, whether or not he or she is employed at the time of the consummation of the Change in Control, shall be paid an Incentive Award (simultaneously with or prior to the consummation of the Change in Control) equal to 50% of (i) his or her Annual Base Salary in respect of the Plan Year during which the Change in Control occurs or (ii) his or her Annual Base Salary at the time of the announcement of the transaction resulting in the Change in Control, whichever is higher. The Incentive Awards payable pursuant to the preceding two sentences shall be in lieu of any other Incentive Awards in respect of the applicable Plan Year hereunder.


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         Except in the case of Incentive Awards payable in respect of a Plan
Year during which a Change in Control occurs as provided in the immediately preceding paragraph (which shall become due and payable irrespective of whether or not Performance Factors are met or the Company is profitable), no Participant shall be eligible for an Incentive Award under this Plan for any Plan Year in respect of which the Company reports a net loss.

         5.       Term of Plan

         The term of the Plan shall be for the Plan Year commencing January 1, 1996 and each calendar year thereafter until terminated by the Committee in accordance with Section 10(e).

         6.       The Plan

         Incentive Awards shall be determined by the Committee by choosing a percentage of each Participant's Annual Base Salary from the ranges provided in the following tables based on the number of points the Participants have received determined by levels of achievement of the Performance Factors.

                                                   POINTS RANGE FOR
           ACHIEVEMENT LEVEL OF                    PARTICIPANTS FOR THIS
           EACH PERFORMANCE FACTOR                 PERFORMANCE FACTOR
           -----------------------                 ---------------------
           Below 90%                                         0
           90 - 95%                                     1 - 11
           Above 95% - 100%                           12 to 22
           Above 100%                                 23 to 33

         The total number of points aggregated over all Performance Factors shall be the same for each Participant.

                                             PERCENTAGE OF ANNUAL BASE
         AGGREGATE NUMBER OF POINTS            SALARY TO BE AWARDED
         --------------------------          -------------------------
                   1 - 22                             0 - 20%
                  23 - 44                           21% - 30%
                  45 - 66                           31% - 40%
                  67 - 99                           41% - 50%


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         The actual percentage of Annual Base Salary shall be fixed for each
Participant within the above guidelines and Participants may, in the Committee's discretion, have different percentages.

         7.       Administration of the Plan

         The Plan shall be administered by the Committee. No member of the Committee while serving as such shall be a Participant. Subject to the terms and conditions of this Plan, the Committee shall have the exclusive and final authority in all determinations and decisions affecting the Plan and its Participants. The Committee shall also have the authority to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to:

                           (i) Approving the designation of eligible
                  Participants as contemplated in Section 4 of this Plan;

                          (ii) Changing the Performance Factors as contemplated
                  in Section 3(i) of this Plan;

                         (iii) Certifying attainment of Performance Targets
                  and other material terms, and

                          (iv) Establishing the percentage of Annual Base
                  Salary to be awarded to a Participant within the range of percentages established in Section 6.

         The Committee shall have the authority, in its sole discretion but not inconsistent with the provisions of the Plan, to incorporate provisions in the Performance Factors to adjust for (i) unusual or non-recurring events affecting Lone Star Industries, Inc. or the financial statements of Lone Star Industries, Inc., or (ii) changes to applicable laws, regulations, accounting principles or accounting systems affecting the relative position of Lone Star Industries, Inc. vis-a-vis members of the Peer Group.


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         8.       Right to Payment

         Except (i) in the event of the death, disability or resignation of a Participant to the extent provided in Section 4, (ii) in the event of a Change in Control to the extent provided in Section 4, or (iii) as otherwise determined by the Committee, in its sole discretion, either when it changes the list of Participants as contemplated in Section 4 or otherwise, a Participant shall have no right to receive an Incentive Award under this Plan unless he or she remains in the employ of Lone Star Industries, Inc. at all times during the applicable Plan Year and thereafter until the Incentive Awards are paid.

         9.       Payment of Award

         Incentive Awards for a given Plan Year shall be paid to Participants in cash no later than April 1 of the year following the Plan Year.

         10.      Miscellaneous Provisions

         a. A Participant's rights and interests under this Plan may not be sold, assigned, transferred, pledged or alienated.

         b. In the case of a Participant's death, payment, if any, under the Plan (in respect of any Plan Year already completed and in respect of the pro-rata portion of the Plan Year during which the death occurs as contemplated in Section 4) shall be made to his or her designated beneficiary, or in the event no beneficiary is designated or surviving, the Participant's estate.

         c. Neither this Plan nor any other action taken hereunder shall be construed as giving an employee the right to be retained in the employ of the Company.

         d. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, local or other taxes incurred by reason of payments made pursuant to the Plan.


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         e. The Company reserves the right, in its sole and absolute discretion, to amend or terminate in whole or in part any or all of the provisions of this Plan, without notice or hearing, provided, however, that no such amendment or termination shall be made at any time after the date which is six (6) months before the first announcement of any transaction that results in a Change in Control to the extent such amendment or termination in any manner adversely affects any Incentive Award to which a Participant would otherwise be entitled under this Plan in respect of the Plan Year in which the Change in Control occurs or any prior Plan Years.

         f. The Company and the Board of Directors intend that this Plan constitutes an enforceable contract between the Company and each Participant and the Company and the Board of Directors intend to vest rights in each Participant as a third party beneficiary. In order to advise the Participants of these rights, a copy of the Plan and any amendments hereto (including any changes to Exhibit A) shall be delivered to each Participant.

         g. The Plan shall not be funded through any trust, insurance contract or other funding vehicle. All the benefits and payments under the Plan shall be made from the general assets of the Company. Accordingly, neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any specific assets, funds or property of the Company and shall only be a general creditor.

         h. The validity, interpretation, instruction and performance of this Plan shall be governed by the laws of the State of Connecticut.



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